Exhibit 1(b)


                        PBHG INSURANCE SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY



     PBHG INSURANCE SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Board of Directors of the Corporation has adopted resolutions to increase the aggregate number of shares of capital stock which the Corporation shall have the authority to issue from 3,000,000,000 to 10,000,000,000 shares with a par value of $.001 each.

     SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue 3,000,000,000 shares with a par value of $.001 each, all of which shares have been designated as Common Stock and which shares were classified in the following series (portfolios):

         (a) 500,000,000 Shares in PBHG Growth II Portfolio; 500,000,000 Shares in PBHG Large Cap Growth Portfolio; 500,000,000 Shares in PBHG Small


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Cap Value Portfolio; 500,000,000 Shares in PBHG Large Cap Value Portfolio;
500,000,000 Shares in PBHG Technology & Communications Portfolio; and 500,000,000 Shares in PBHG Select 20 Portfolio.

     THIRD: All the shares of Common Stock of the Corporation collectively had an aggregate par value of $3,000,000.

     FOURTH: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue 10,000,000,000 shares with a par value of $.001 each, all of which shares shall be designated as Common Stock and which shares shall be classified in the following series (portfolios):

         (a) 500,000,000 Shares in PBHG Growth II Portfolio; 500,000,000 Shares in PBHG Large Cap Growth Portfolio; 500,000,000 Shares in PBHG Small Cap Value Portfolio; 500,000,000 Shares in PBHG Large Cap Value Portfolio; 500,000,000 Shares in PBHG Technology & Communications Portfolio; 500,000,000 Shares in PBHG Select 20 Portfolio; and 500,000,000 Shares in PBHG Mid-Cap Value Portfolio.

         (b) The remaining 6,500,000,000 shares designated as Common Stock are without further classification.


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     FIFTH: Unissued shares of Common Stock (both classified and unclassified)
may be classified and reclassified by the Board of Directors.

     SIXTH: All the shares of Common Stock of the Corporation, both classified and unclassified, collectively have an aggregate par value of $10,000,000.

     SEVENTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class of Shares of Common Stock as set forth in
ARTICLE V of the Corporation's Charter and in the provisions of the Charter relating to stock of the Corporation generally, remain unchanged.

     EIGHTH: The shares of the Corporation authorized, designated and classified pursuant to these Articles Supplementary have been so authorized by the Board of Directors of the Corporation under the authority contained in the Charter of the Corporation and Section 2-105(c) of the Maryland General Corporation Law (the "MGCL"), and these Articles Supplementary are filed pursuant to Section 2-208.1 of the MGCL.

     The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge,


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information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, PBHG INSURANCE SERIES FUND, INC. has caused these Articles Supplementary to be executed in its name and on its behalf by its President and witnessed by its Secretary on January 30, 1998.

                                            PBHG INSURANCE SERIES FUND, INC.

Witness:


/s/ John M. Zerr                            By: /s/ Gary L. Pilgrim
-----------------------                         -------------------------------
John M. Zerr, Secretary                         Gary L. Pilgrim, President


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